UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2009

Atlas Air Worldwide Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25732	13-4146982
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2000 Westchester Avenue, Purchase, New York		10577
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-701-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 12, 2009, Atlas Air Worldwide Holdings, Inc. (the "Company") and HMC Atlas Air, L.L.C. (the "Selling Stockholder") entered into an underwriting agreement (the "Underwriting Agreement") with Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, as underwriters (the "Underwriters"). Pursuant to the Underwriting Agreement, the Selling Stockholder agreed to sell, and the Underwriters agreed to purchase, 4,000,000 shares of the Company's common stock, par value $0.01 (the "Common Stock"). In addition, the Selling Stockholder has granted the Underwriters a 30-day option to purchase up to 600,000 additional shares of Common Stock. The public offering and sale (the "Offering") contemplated by the Underwriting Agreement will be completed on or about May 18, 2009. The Company will not sell any shares and will not receive any proceeds from the sale of shares in the Offering.

The Offering of the shares by the Selling Stockholder of the Company's Common Stock pursuant to the Underwriting Agreement has been registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3 (Registration No. 333-142155). A copy of the Underwriting Agreement is filed as Exhibit 1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1. Underwriting Agreement, dated May 12, 2009, among Atlas Air Worldwide Holdings, Inc., HMC Atlas Air, L.L.C., as the Selling Stockholder, and Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, as underwriters.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

May 13, 2009	By:	/s/ Adam R. Kokas

Name: Adam R. Kokas
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

1	Underwriting Agreement, dated May 12, 2009, among Atlas Air Worldwide Holdings, Inc., HMC Atlas Air, L.L.C., as the Selling Stockholder, and Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, as underwriters.